FIRST AMENDMENT TO PARTICIPATION AGREEMENT

THIS FIRST AMENDMENT TO PARTICIPATION AGREEMENT, made and entered into this 22 day of July, 2013 by and between GOLDMAN SACHS VARIABLE INSURANCE TRUST, statutory trust formed under the laws of Delaware (the “Trust”), GOLDMAN, SACHS & CO., a New York limited partnership (the “Distributor”), and GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY, a Colorado life insurance company (“GWLA”), and GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY OF NEW YORK, a New York life insurance company (“GWLA-NY), (GWLA and GWLA-NY are collectively referred to as the “Company”), on its own behalf and on behalf of each separate account of the Company identified herein, collectively the Parties.

WHEREAS, the Company, the Trust and the Distributor are parties to a Participation Agreement dated April 19, 2013 (the “Agreement”); and

WHEREAS, the Parties desire to add several separate Accounts; and

WHEREAS, the Parties desire and agree to amend the Agreement by adding Schedule 3 to the Agreement as provided in the attachment hereto.

NOW, THEREFORE, in consideration of their mutual promises, the Trust, the Distributor and the Company agree as follows:

1.    All references to Schedule 3 Accounts now refer to those Accounts listed on Schedule 3A.

2.    All references to Schedule 3 Contracts now refer to those Contracts listed on Schedule 3B.

3.    Section 2.3(a) of the Agreement is deleted in its entirety and replaced with the following:

(a) The Trust hereby appoints the Company as an agent for the limited purpose of receiving purchase and redemption requests for Trust Shares by Owners of Contracts to the extent such Owners make such requests indirectly through their purchase and redemption requests for units of the . As a limited agent for the Trust, receipt of requests for the purchase and redemption of units of the Accounts on any Business Day by the Company prior to the Trust’s close of business, as disclosed from time to time in the applicable Prospectus for such Series or Class (which as of the date of execution of this Agreement is the close of regular trading on the New York Stock Exchange), shall constitute receipt by the Trust on that Business Day of requests from such Accounts for the purchase and redemption of Trust Shares necessary to facilitate such purchase and redemption of units of such Accounts. This limited agency only extends to requests by the Accounts for the purchase and redemption of

Trust Shares that the Trust (or its transfer agent) receives by 9:00 a.m. New York Time on the next following Business Day. Such requests for the purchase and redemption of Trust Shares may be communicated by facsimile, electronic mail, or telephone to the office or person designated by the Trust and shall be confirmed by facsimile or electronic mail.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized officer on the date specified below.

GOLDMAN SACHS VARIABLE INSURANCE TRUST
(Trust)

Date: 7/22/13	By:	/s/ Greg Wilson
Name: Greg Wilson
Title: Managing Director

GOLDMAN, SACHS & CO.
(Distributor)

Date: 7/22/13	By:	/s/ Greg Wilson
Name: Greg Wilson
Title: Managing Director

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY
(Company)

Date: 8/5/13	By:	/s/ Ron Laeyendecker
Name: Ron Laeyendecker
Title: Senior Vice-President

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY OF NEW YORK
(Company)

Date: 8.5.13	By:	/s/ Susan Gile
Name: Susan Gile
Title: V. P., Individual Markets

SCHEDULE 3

Schedule 3A

Separate Accounts of the Company Excluded From the Definition of an Investment

Company as Provided for by Section 3(c)(1) or 3(c)(7) of the 1940 Act

  The following separate accounts of the Company are subject to the Agreement:

Name of Account	Date Established by Board of Directors of the Company	Type of Product Supported by Account

COLI VUL 7 Series Account of GWLA	11/23/1999	Variable Life Insurance
COLI VUL 1 Series Account of GWLA NY	2/14/2006	Variable Life Insurance
COLI VUL 14 Series Account of GWLA	1/30/2001	Variable Life Insurance

Schedule 3B

Variable Annuity Contracts and Variable Life Insurance Contracts Not Registered Under

the Securities Act of 1933 in Reliance Upon Section 4(2) of the Act and Regulation D

Thereunder

  The following Contracts are subject to the Agreement:

Name of Contract	Available Funds/Share Classes	Group or Individual	Type of Product Supported by Account

PPVUL	All Series of Goldman Sachs Variable Insurance Trust (Service and Institutional Shares)	Individual	Variable Life Insurance

PPVULrev2 - NY	All Series of Goldman Sachs Variable Insurance Trust (Service and Institutional Shares)	Individual	Variable Life Insurance
ICC13-J600/J600	All Series of Goldman Sachs Variable Insurance Trust (Service and Institutional Shares)	Individual	Variable Life Insurance

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